Filed in the Office of	Business Number C13854-1993
Barbara K. Cegavske	Filing Number 20211398062
Secretary of State State Of Nevada	Filed On 4/20/2021 8:22:00 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Silver Bull Resouces, Inc.

Entity or Nevada Business Identification Number (NVID): NV19931087941

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ____

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☒ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Articles 2, 3 and 4 have been amended. Article 2 now includes the name of the registered agent. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — President (Title) X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Reference is made to the Certificate of Amended and Restated Articles of Incorporation of Silver Bull Resources, Inc. attached hereto.

This form must be accompanied by appropriate fees.

CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF SILVER BULL RESOURCES, INC.

Pursuant to the provisions of Nevada Revised Statutes §§ 78.390 and 78.403, the undersigned officer of Silver Bull Resources, Inc., a Nevada corporation, does hereby certify as follows:

A. The board of directors of the corporation has duly adopted resolutions proposing to amend and restate the articles of incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the corporation.

B. The amendment and restatement of the articles of incorporation as set forth below has been approved by a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C. This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF SILVER BULL RESOURCES, INC.

No. 1
NAME

The name of the corporation shall be: Silver Bull Resources, Inc.

No. 2
LOCATION

The name and address of the registered agent is:

Laughlin Associates, Inc.
9120 Double Diamond Parkway
Reno, Nevada 89521

No. 3
PURPOSE

The purpose of the corporation is to engage in any lawful activity permitted under the Nevada Revised Statutes.

No. 4
CAPITALIZATION

The total authorized capital stock of this corporation shall be ONE HUNDRED FIFTY MILLION (150,000,000) shares of COMMON STOCK, each of which shall have the par value of ONE CENT ($0.01).

No. 5
GOVERNING BOARD

This Corporation shall be governed by at least three directors and not more than nine directors. The directors shall be elected at the annual meetings or any special meeting of the stockholders called for the purpose of electing directors, the holder of each share of stock of this corporation shall have one vote and a plurality of the votes cast at the election shall decide the persons to hold such directorships.

The Board of Directors during a term may decrease in number by the resignation or death of one or more members, but the maximum number of directors cannot be increased. The majority of the surviving directors, in the case of a vacancy by resignation or death, may appoint a person or persons to fill a vacancy or vacancies.

No. 6
ASSESSABILITY OF STOCK

The shares issued by this corporation, once the par value has been paid in full, shall not be assessable, and any shares issued for services, or property, or considerations other than cash, shall be deemed fully paid up and shall be forever nonassessable.

No. 7
TERM OF EXISTENCE

The term of existence of this corporation shall be perpetual.

No. 8
BY-LAWS

The directors shall have power to make such By-Laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

No. 9
VOTING

Each stockholder will have one vote for each share registered in his or her name. Cumulative voting shall not be allowed.

No. 10
SUBSCRIPTION RIGHTS

The stockholders of this corporation shall have no preferential right or rights to subscribe to any subsequent issues of the authorized shares of this corporation, unless certain rights or warrants for a specific issue are authorized by the Board of Directors or the Stockholders.

The Company's President has signed this Amended and Restated Articles of Incorporation on the 19th day of April, 2021.

SILVER BULL RESOURCES, INC.

By: ______________________
Timothy Barry, President